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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    FORM 8-K

                                 CURRENT REPORT



     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): July 6, 1999





                       ANSWERTHINK CONSULTING GROUP, INC.
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             (Exact name of registrant as specified in its charter)


    Florida                           0-24343                    65-0750100
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(State or other              (Commission File Number)           (IRS Employer
jurisdiction of                                              Identification No.)
incorporation)


1001 Brickell Bay Drive, Suite 3000, Miami, Florida               33131
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(Address of principal executive offices)                       (Zip Code)


Registrant's telephone number, including area code:  (305) 375-8005
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                                 Not Applicable
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          (Former name or former address, if changed since last report)


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Item 2.           Acquisition or Disposition of Assets.



                  On July 6, 1999, AnswerThink Consulting Group, Inc. ("AnswerThink") acquired all of the issued and outstanding capital stock of CFT Consulting, Inc. ("CFT"), a Florida corporation, engaged in the business of management and information technology consulting. The acquisition was effected pursuant to a merger agreement dated as of July 6, 1999 (the "Agreement"), by and among AnswerThink, CFT and CFT Acquisition, Inc., a wholly-owned subsidiary of AnswerThink, and shareholders of CFT, who collectively held all of the issued and outstanding capital stock of CFT (the "CFT Shareholders"). As a result of the acquisition, CFT will operate as a wholly-owned subsidiary of AnswerThink and certain of the former shareholders of CFT have become directors in AnswerThink's eRetail solutions practice group. The acquisition will be treated as a taxable purchase and sale of CFT shares for U.S. income tax purposes and will be accounted for under the purchase method.

                  In consideration for the CFT stock, AnswerThink issued an aggregate of 398,920 shares of AnswerThink common stock to the CFT Shareholders, which were valued at approximately $8.8 million based on the last sale price of AnswerThink common stock on the NASDAQ National Market on July 6, 1999, and paid an aggregate of $4.8 million in cash to the former CFT Shareholders. The CFT Shareholders will also receive up to $8.6 million (the "First Tier Earnout") in the form of a combination of cash and AnswerThink common stock to be paid by February 29, 2000, upon the achievement of certain revenue targets related to the performance of CFT during the 12 month period ending December 31, 1999. Further, the CFT Shareholders will also receive up to $1.6 million in the form of a combination of cash and AnswerThink common stock to be paid by August 4, 2000, upon the achievement of certain revenue targets related to the performance of CFT , based on factors other than those considered in calculating the First Tier Earnout, during the 12 month period ending July 6, 2000.

                  The terms of the acquisition were determined on the basis of arm's length negotiations. Prior to the execution of the Agreement, neither AnswerThink nor any of its affiliates, officers or directors had any material relationship with CFT or the CFT Shareholders.

Item 7.           Financial Statements and Exhibits.


         (a) Financial Statements of Businesses Acquired. The financial statements required by this item are not included with this initial report. The required financial statements will be filed by amendment not later than September 6, 1999.

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         (b) Pro Forma Financial Information. The pro forma financial information required by this item is not included with this initial report. The required pro forma financial information will be filed by amendment not later than September 6, 1999.


         (c)      Exhibits



                  Exhibit No.       Description
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                  2.1               Merger Agreement by and among AnswerThink
                                    Consulting Group, Inc., CFT Consulting,
                                    Inc., CFT Acquisition, Inc. and the
                                    Shareholders of CFT, dated as of July 6, 1999.



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                                    SIGNATURE



         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                             ANSWERTHINK CONSULTING GROUP, INC.


Date:  July 21, 1999         By: /s/ John F. Brennan
                                     ------------------------------------
                                     John F. Brennan
                                     Executive Vice President, Chief
                                     Administrative Officer and Secretary



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                                INDEX TO EXHIBITS

Exhibit
Number                           Exhibit Description
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2.1                              Merger Agreement by and among AnswerThink
                                 Consulting Group, Inc., CFT Consulting, Inc.,
                                 CFT Acquisition, Inc. and the Shareholders of
                                 CFT, dated as of July 6, 1999.